Exhibit 99.2

MORRIS, LAING, EVANS, BROCK

& KENNEDY, CHARTERED

300 N. Mead, Suite 200

Wichita, KS 67202

Telephone: (316) 262-2671

Fax: (316) 262-6226

rpeck@morrislaing.com

IN THE TWENTIETH JUDICIAL DISTRICT

DISTRICT COURT, RUSSELL COUNTY, KANSAS

NOSTRA TERRA OIL & GAS CO., PLC,	)
)
Plaintiff,	)
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v.	)	Case No. 2012-CV-7
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RICHFIELD OIL & GAS CO. et al.,	)
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Defendants.	)
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Pursuant to K.S.A. Chapter 60

NOTICE OF SALE

THE STATE OF KANSAS TO ALL PERSONS CONCERNED:

By virtue of an Order of Sale issued out of the District Court of Russell County, Kansas, in the above entitled action, I will, on the 27th day of June, 2013 at 10:00 a.m. at the steps of the Courthouse in the City of Russell, Russell County, Kansas, offer for sale at public auction and sell to the highest bidder for cash in hand all of the right, title and interest of the Defendants Richfield Oil & Gas Co., Hewitt Energy Group, Inc., and Hewitt Petroleum, Inc. (hereinafter “Defendants”) in and to the following described property in Russell County, Kansas, to-wit:

A. All of Defendants’ rights and interests, whether now owned or hereafter acquired, in the following salt water disposal well:

SWDW: Furthmyer #11 SE SE NW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-20633-0001

together with all of Defendants’ rights incident thereto and the personal property and equipment associated therewith, and including all of Defendants’ rights and interests in and to the following:

Salt Water Disposal Lease, dated August 27, 2012, from Larry and Laveta Furthmyer, as lessor, to Richfield Oil and Gas Company, as lessee, recorded in Book 217 at Page 901 of the records in the office of the Register of Deeds in Russell County, Kansas.

Assignment of Salt Water Disposal Well, dated October 27, 2011, from MIC, Inc. to Richfield Oil and Gas Company, recorded in Book 216 at Page 86 of the records in the office of the Register of Deeds in Russell County, Kansas.

An oil and gas lease dated January 20, 2005, from Larry Furthmyer, lessor to Mid America Production Management, LLC, lessee, recorded in Book 203, Page 394, insofar as said lease covers the Southeast Quarter of the Southeast Quarter of the Northwest Quarter (SE/4 SE/4 SW/4) of Section Twenty-three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., Russell County, Kansas.

B. All of Defendants’ rights and interests, whether now owned or hereafter acquired, together with all royalties, minerals, oil and gas rights, and profits, in and to the following oil and gas lease:

Furthmyer West Lease:

Oil and Gas Lease dated February 14, 2006, from Larry Furthmyer, as lessor, to Mid America Production Management, LLC, as lessee, recorded in Book 205, Pages 402 and 403, insofar as said lease covers the East Half of the Northeast Quarter (E/2 NE/4) of Section Twenty-Two (22), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., containing Eighty (80) acres, more or less, located in Russell County, Kansas, together with all oil and gas wells located on the aforementioned leases and lands, or lands pooled or unitized therewith which include the oil and gas wells, all injection and disposal wells on the leases or lands, and all personal property and equipment associated with the wells, including, but not limited to, the following well:

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Producer: Furthmyer #1 NE SW NE NE of Section 22, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-23058.

C. All of Defendants’ rights and interests, whether now owned or hereafter acquired,

together with all royalties, minerals, oil and gas rights, and profits, in and to the following oil and gas lease:

Neidenthal Lease:

Oil and Gas Lease dated February 27, 2008, from Galen Neidenthal and Rudene G. Neidenthal, husband and wife, as lessors, to Milestone Energy, LLC, as lessee, recorded in Book 209, Pages 712, insofar as said lease covers the South Half of the Southwest Quarter (S/2 SW/4) of Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M., insofar and only insofar as it covers the following described real estate:

A 10 acre location surrounding the well located at the S/2 S/2 SW/4 Section Twenty-Three (23), Township Fourteen (14) South, Range Fifteen (15) West of the 6th P.M. containing ten (10) acres, more or less, located in Russell County, Kansas.

together with all oil and gas wells located on the aforementioned leases and lands, or lands pooled or unitized therewith which include the oil and gas wells, all injection and disposal wells on the leases or lands, and all personal property and equipment associated with the wells, including, but not limited to, the following well:

Producer: Neidenthal #1 S/2 S/2 SW of Section 23, Township 14 South, Range 15 West of the 6th P.M., Russell County, Kansas. API #15-167-23123.

Said property is levied on as the property of the Defendants and will be sold without appraisement to satisfy said Order of Sale. The properties described above shall be sold in three (3) transactions, beginning with the property described above in paragraph A, then the property described above in paragraph B, and finally the property described above in paragraph C.

Defendants-owners have no rights of redemption.

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s/ John R. Fletcher, Sheriff

Russell County, Kansas

Ryan M. Peck, #21223

MORRIS. LAING, EVANS, BROCK

& KENNEDY, Chartered

300 North Mead, Suite 200

Wichita, KS 67202

(316) 262-2671

Attorneys for Plaintiff

TO THE PUBLISHER

Please publish for three (3) consecutive weeks, commencing Wednesday, June 5, 2013. Immediately after the first publication, please forward two (2) copies of the foregoing Notice to:

Ryan M. Peck

Morris, Laing, Evans, Brock & Kennedy, Chartered

300 North Mead, Suite 200

Wichita, KS 67202

Immediately after the third publication, make your proof of publication to the Clerk of the District Court, Russell County Courthouse, 4th and Main Street, Russell, Kansas 67665.

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